UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 12, 2006

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

202 South Wheeler Street

Plant City, FL 33563

(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

Advanced Bioenergy Technologies, Inc., a subsidiary of UTEK Corporation (AMEX: UTK), was acquired by Kwikpower International, plc, in a tax-free stock-for-stock exchange. Kwikpower International plc issued a £1.21 million convertible debenture to UTEK Corporation in exchange for 100% of the issued and outstanding shares of Advanced Bioenergy Technologies, Inc. The value of the consideration will be determined based on a valuation in accordance with UTEK’s valuation policy as of the closing date of the transaction.

Advanced BioEnergy Technologies, Inc. holds an exclusive license to a patent pending method developed at Plenty Energy, Inc. for the production of hydrocarbon chains in a mutant strain of algae. The new strain derived from an algae isolated by Dr. Arthur Nonomura, while at the University of California in Berkeley, grows faster than the original, wild-type algae. The exchange was consummated on May 12, 2006 in accordance with applicable law.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable

(c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2006	UTEK CORPORATION

/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer